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Merrill Lynch & Co., Inc.                                          Filed under Rule 424 (b)(3), Registration Statement No. 333-97937
$5,547,200,000                                                                   Pricing Supplement No. 10037 - dated March 26, 2003
Merrill Lynch CoreNotes(SM)              (To prospectus dated September 25, 2002 and prospectus supplement dated September 25, 2002)

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 CUSIP         Aggregate        Price to        Purchasing          Interest Rate   Interest Payment    Stated Maturity   Survivor's
 Number     Principal Amount    Public(1)    Agent's Discount(1)      Per Annum         Frequency             Date          Option
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
5901M0CF4      $2,088,000        100.0%           1.0000%               3.50%            Monthly            3/31/2008         Yes
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                             Trade Date: Wednesday March 26, 2003                                                Merrill Lynch & Co.
Merrill Lynch & Co., Inc.    Issue Date: Monday March 31, 2003                                                   Purchasing Agent
4 World Financial Center     Minimum Denominations/Increments: $1,000/$1,000                                     Acting as Principal
New York, NY 10080           Original Issue Discount: No
[LOGO]                       All trades settle without accrued interest and clear SDFS: DTC Book-Entry only
                             Merrill Lynch DTC Participant Number:  5132

                             (1) Expressed as a percentage of the aggregate principal amount.
                                 "CoreNotes" is a service mark of Merrill Lynch & Co., Inc.
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